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                                                                  EXHIBIT 23.1

                   [DEGOLYER AND MACNAUGHTON LETTERHEAD]


                                 March 12, 1998



Enron Oil & Gas Company
1400 Smith Street
Houston, Texas 77002


Gentlemen:


         We hereby consent to the references to our firm and to the opinions delivered to Enron Oil & Gas Company (the Company) regarding our comparison of estimates prepared by us with those furnished to us by the Company of the proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company. The opinions are contained in our letter reports dated January 22, 1996, January 17, 1997, and January 13, 1998, for estimates as of December 31, 1995, December 31, 1996, and December 31, 1997, respectively. The opinions are referred to in the section "Supplemental Information to Consolidated Financial Statements--Oil and Gas Producing Activities" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, to be filed with the Securities and Exchange Commission on or about March 13, 1998. DeGolyer and MacNaughton also consents to the inclusion of our letter report, dated January 13, 1998, addressed to the Company as Exhibit (23.2) to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, to be filed with the Securities and Exchange Commission. Additionally, we hereby consent to the incorporation by reference of such references to our firm and to our opinions included in the Company's Form 10-K in the Company's previously filed Registration Statement nos. 33-42620, 33-48358, 33-52201, 33-58103, 33-62005, 33-64055, 333-09919,
333-20841, 333-18511, 333-31715, and 333-44785.


                                            Very truly yours,

                                            /s/ DEGOLYER and MACNAUGHTON
                                            ----------------------------
                                            DeGOLYER and MacNAUGHTON